UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2020

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 10, 2020, upon the nomination of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Tenneco Inc. (the “Company”) appointed Roy Armes to serve as an independent member of the Board, effective immediately, and the Company announced that Roger Porter will not stand for reelection to the Board at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). In connection with the appointment of Mr. Armes, the Board will temporarily expand to 12 directors until the Annual Meeting, at which point the Board will be reduced to 11 directors.

Mr. Porter’s decision not to stand for reelection did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Armes, age 67, is the former Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company (“Cooper”), a global company that specializes in the design, manufacture, marketing and sales of passenger car, light and medium truck, motorcycle and racing tires. Prior to joining Cooper in January 2007, Mr. Armes concluded an extensive career at Whirlpool Corporation, where he served in a variety of leadership positions across the company, both in the U.S. and key emerging markets globally, most recently serving as Senior Vice President, Project Management Office. Mr. Armes has served as a director of AGCO Corporation since 2013 and The Manitowoc Company, Inc. since 2018. He formerly was a board member of JLG Industries, Inc. Mr. Armes holds a bachelor’s degree in mechanical engineering from the University of Toledo.

Mr. Armes will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors.

ITEM 7.01	REGULATION FD DISCLOSURE

A copy of the Company’s press release announcing the matters described in Item 5.02 of this report is attached hereto and furnished as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release issued March 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: March 10, 2020	By:	/s/ Brandon B. Smith Brandon B. Smith Senior Vice President, General Counsel and Corporate Secretary

Exhibit 99.1

Tenneco Appoints Roy Armes to Board of Directors

Newest Independent Director Brings Significant Industry and Leadership Experience

LAKE FOREST, Ill., March 10, 2020 — Tenneco Inc. (NYSE: TEN) today announced, as part of its ongoing Board refreshment process, the appointment of Roy Armes to its Board of Directors, effective immediately. In connection with this appointment, the Board will temporarily expand to 12 directors, 10 of whom are independent, until the 2020 Annual Meeting, at which point the Tenneco Board will be reduced to 11 directors. Director Roger Porter has announced that he will not stand for reelection at the 2020 Annual Meeting.

“This appointment, which follows the addition of Chuck Stevens as an independent director and recent governance improvements, reflects our commitment to continuously review the Board’s capabilities and enhance our membership for the benefit of all Tenneco shareholders,” said Dennis Letham, incoming Lead Independent Director of the Tenneco Board. “Roy brings significant industry knowledge and aftermarket experience as well as public company board experience and new perspectives that will be invaluable to Tenneco. I look forward to working with Roy as we continue to oversee the management team’s execution of our Accelerate program and position the Company for success.”

“On behalf of the entire Board, I would also like to thank Roger for his many years of dedicated service to Tenneco,” said Gregg Sherrill, Chairman of the Board. “During his time on our board, he’s helped the company navigate significant paradigm shifts in mobility, the introduction of new competitors and macro-economic trends that impact the entire industry. Through it all, his leadership, wisdom and significant contributions have helped Tenneco achieve key milestones in the Company’s history.”

“The Tenneco Board is taking purposeful steps to achieve its financial and operational objectives and I am excited to join the effort,” said Mr. Armes. “With two world-class businesses and a strategic review process underway, Tenneco is uniquely positioned to generate value for all shareholders.”

About Roy Armes

Roy Armes brings significant industry knowledge and experience in the automotive aftermarket and with original equipment manufacturers, the two primary channels through which Tenneco sells its products. Mr. Armes is the former Chairman, President and CEO of Cooper Tire & Rubber Company, a global company that specializes in the design, manufacture, marketing and sales of passenger car, light and medium truck, motorcycle and racing tires. Prior to joining Cooper in January 2007, Mr. Armes concluded an extensive career at Whirlpool Corporation, where he served in a variety of leadership positions across the company, both in the U.S. and key emerging markets globally, most recently serving as Senior Vice President, Project Management Office. Mr. Armes currently serves as a director on the boards of AGCO Corporation since 2013 and The Manitowoc Company, Inc. since 2018. He formerly was a board member of JLG Industries, Inc. and chairman of the Rubber Manufacturers Association. Mr. Armes holds a bachelor’s degree in mechanical engineering from the University of Toledo, where he now serves on the Board of Trustees.

About Tenneco

Headquartered in Lake Forest, Illinois, Tenneco is one of the world’s leading designers, manufacturers and marketers of Aftermarket, Ride Performance, Clean Air and Powertrain products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway, industrial and the aftermarket, with 2019 revenues

-More-

of $17.45 billion and approximately 78,000 employees worldwide. On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment (“OE”) manufacturers and the aftermarket. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements relate to Tenneco Inc.’s (the “Company,” “we,” “us,” or “our”) planned separation into a powertrain technology company and an aftermarket and ride performance company. The words “may,” “will,” “believe,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include: the ability to identify and consummate strategic alternatives that yield additional value for shareholders; the timing, benefits and outcome of the Company’s strategic review process; the structure, terms and specific risk and uncertainties associated with any potential strategic alternative; potential disruptions in the Company’s business and stock price as a result of its exploration, review and pursuit of any strategic alternatives; the risk the Company may not complete a separation of its powertrain technology business and its aftermarket and ride performance business (or achieve some or all of the anticipated benefits of the separation); the risk the combined company and each separate company following the separation will underperform relative to expectations; the ongoing transaction costs and risk the Company may incur greater costs following separation of the business; the risk the spin-off is determined to be a taxable transaction; the risk the benefits of the acquisition of Federal-Mogul LLC (“Federal-Mogul”), including synergies, may not be fully realized or may take longer to realize than expected; the risk the acquisition of Federal-Mogul may not advance the Company’s business strategy; the risk the Company may experience difficulty integrating or separating employees or operations; and the risk the transaction may have an adverse effect on existing arrangements with the Company and its subsidiaries, including those related to transition, manufacturing and supply services and tax matters; the Company’s ability to retain and hire key personnel; or the Company’s ability to maintain relationships with customers, suppliers or other business partners. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the Company’s SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2019.

Additional Information and Where to Find It

The Company intends to file a proxy statement and a form of associated white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Shareholders. The Company’s shareholders are strongly encouraged to read the definitive proxy statement, the accompanying proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.tenneco.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2020 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on April 3, 2019 with respect to the Company’s 2019 Annual Meeting of Shareholders and, with respect to directors and executive officers appointed following such date, in certain of the

Company’s other SEC filings made subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Tenneco Contacts:

Linae Golla

Investor Inquiries

847 482-5162

lgolla@tenneco.com

or

Bill Dawson

Media Inquiries

847 482-5807

bdawson@tenneco.com